EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Exhibit 10.5

AMENDMENT TO RENEWED SALES, MARKETING,

DISTRIBUTION AND SUPPLY AGREEMENT

THIS AMENDMENT (the “Amendment”), dated May 12, 2021, to the Renewed Sales, Marketing, Distribution and Supply Agreement dated May 24, 2016 (the “Agreement”) by and between Hemispherx Biopharma, Inc. (the “Company”) and GP Pharm (“GP Pharm” and, along with the Company, the “Parties”), a copy of which Agreement is attached hereto.

W I T N E S S E T H

WHEREAS, pursuant to Section V.A. of the Agreement, the Agreement will terminate on May 24, 2021 and the Parties desire to extend the term of the Agreement; and

WHEREAS, the Company has changed its name to AIM ImmunoTech Inc.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in the Agreement, this Amendment and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledge, the Parties hereto covenant and agree as follows:

1.	Reference to the Company in the Agreement is changed from Hemispherx to AIM.

2.	Section V.A. of the Agreement is hereby amended and replaced and, as amended and replaced reads as follows: “A. This Agreement shall terminate on May 24, 2024. Notwithstanding the foregoing, the term of this Agreement shall automatically renew for successive one year periods thereafter, unless and until one Party provides at least thirty (30) days’ prior written notice to the other Party that it does not intend to so renew the term of the Agreement.”

3.	Except as otherwise defined herein, the capitalized terms contained in this Amendment shall have the same meaning ascribed to them in the Agreement.

4.	Except as amended hereby, the Agreement shall remain in full force and effect without change.

5.	This Amendment may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signature thereto and hereto were upon the same instrument. PDF, facsimile and electronic signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the Company and GP Pharm have executed this Amendment effective as of the date first written above.

AIM ImmunoTech Inc.		GP Pharm

By:	/s/ Peter W. Rodino	By:	/s/Jorge Braver
	Peter Rodino, COO		Jorge Braver, Director

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

RENEWED SALES, MARKETING, DISTRIBUTION

AND SUPPLY AGREEMENT

This Renewed Sales, Marketing, Distribution and Supply Agreement (“Agreement”) is made and entered into the 18th day of May, 2016, (“Effective Date”), by and between

Hemispherx Biopharma, Inc., a company formed and registered under the laws of Delaware and located at One Penn Center, 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103, U.S.A. (hereinafter referred to as “HEMISPHERX”), and

GP Pharm is a pharmaceutical company with its primary Latin American offices located at Panama 2121, Martinez, Buenos Aires, Argentina 1640 (hereinafter referred to as “GP”).

WHEREAS Hemispherx owns intellectual property rights relating to Poly I : Poly C12U, with the trade name Ampligen® (a “Product”) and possesses proprietary rights and know-how relating to the manufacture and production of Ampligen®, and

WHEREAS Hemispherx owns intellectual property rights relating to the manufacturing process of natural, multispecies alpha interferon with the trade name Alferon N® (a “Product”) and possesses proprietary rights and know-how relating to the manufacture and production of Alferon N®, and

WHEREAS Hemispherx desires to have each Product (together “Products”) sold in Argentina, and

WHEREAS GP Pharm has sales and marketing capabilities in Argentina and other Latin American countries, and

WHEREAS, GP desires to sell and market the products in Argentina and other Latin American countries, and

WHEREAS, Hemispherx desires to supply and sell Products to GP, and GP is willing to purchase Products from Hemispherx.

NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I.	DEFINITIONS

“Affiliate” means any corporation or other business entity, which controls, is controlled by, or is under the common control of another party.

“Alferon Injection®” (trademarked “Naturaferon” in Argentina) means the natural, multi-species alpha interferon produced by Hemispherx, the trademarks for which are owned by Hemispherx and which is part of Hemispherx Intellectual Property. “Alferon Data” shall mean all data possessed by Hemispherx relating to the use of Alferon® to treat infectious diseases and other conditions and which is needed to obtain regulatory approval in the Territory and support GPs’ marketing effort.

“Alferon Unit” (also a “Product” ) means a vial of Alferon containing 5 million i.u. of Alferon.

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

“Ampligen®” means a synthetic double-stranded (dsRNA) TLR3 agonist manufactured by Hemispherx, the trademark for which is owned by Hemispherx and which is part of Hemispherx Intellectual Property.

“Ampligen® Data” means all data possessed by Hemispherx relating to the use of Ampligen® to treat CFS and which is needed to obtain regulatory approval in the Territory and support GP’s marketing effort.

“Ampligen Unit” (also a “Product”) a means a vial containing [***] mg of Ampligen.

“Chronic Fatigue Syndrome” means a disease or condition in which a person suffers from continual fatigue and malaise often accompanied by pain and depression (“CFS”).

“End User” means a physician, medical facility or institution, or government agency that purchases Product(s) with the intent of administering it to a patient.

“Fields” means for Ampligen CFS; for Alferon, infectious diseases, other conditions including any patient which becomes refractory to a recombinant interferon.

“Hemispherx Intellectual Property” means all Hemispherx patents, patent applications, know-how, and trademarks owned or controlled by Hemispherx up to the termination or expiration of this Agreement.

“Sales Price” means the price GP or its Affiliate or distributor charges an End User for an Ampligen Unit or Alferon Unit.

“Territory” means Argentina.

“Transfer Price” means a discounted price of $[***]/Ampligen Unit and $[***]/Alferon Unit.

II.	LICENSE

A. Condition Precedent: The granting of the license or privileges herein for Ampligen® is subject to the successful filing and approval with ANMAT to treat CFS patients.

B. HEMISPHERX hereby grants GP an exclusive license to sell, market and distribute Alferon® for use in the Fields in the Territory.

C. HEMISPHERX hereby grants GP an option to expand the territory to Chile, Peru, Uruguay, Colombia, Venezuela, Mexico and Brazil. This option would commence upon Hemispherx being able to provide GP finished product and having FDA approval to do so. This would be an 18 month option, except for Brazil which would be 30 months.

D. The license granted herein is limited to Products for use in the Field in the Territory. No license is granted or implied for any other use/Territory.

E. GP may, when it determines it is necessary for optimal performance, but only with Hemispherx’ approval, engage a third party to market and/or distribute one or both Products in a country in the Territory in the Fields. In such circumstances, the Transfer Price will be determined the same as set out herein.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

F. GP shall not use Hemispherx Intellectual Property nor sell nor permit the sale of any products that use the Hemispherx Intellectual Property outside the Territory or knowingly sell or have sold any products that use the Hemispherx Intellectual Property to any party in or outside the Territory for export or sale outside the Territory, without Hemispherx’s prior written consent.

III.	COMMERCIAL DEVELOPMENT

A. Hemispherx will continue to provide GP 1) Alferon Data and Ampligen Data 2) scientific and clinical support for sales and marketing and 3) Product Units sufficient for GP’s commercial needs in the Territory.

B. GP has gained 1) regulatory (ANMAT) for Alferon in the Field in the Territory 2) will gain regulatory approval for Ampligen, 3) will get reimbursement of Products established in the Territory and 4) Will pay for and carry out all sales, marketing, educational efforts related to each Product’s commercialization in the Territory in the Fields.

C. GP must apply all commercially reasonable efforts and resources to gain regulatory and reimbursement approval with such efforts to commence immediately upon execution of this Agreement.

D. Within 30 days after the approval and shipment of each Product to GP, GP must make its first sale of the Territory and in each 12 month period following the first 12 months after the first sale of Product, sales must increase by at least [***]% (“Sales Performance Milestone”) or Hemispherx may make the rights granted herein non-exclusive in the Territory where this sales performance is not achieved.

IV.	SUPPLY

A. The parties recognize that availability of supply is subject to initiating the manufacturing process with our contract manufacturers and once said product is available; export to Argentina is subject to obtaining export approvals from the Food and Drug Administration of the U.S.A.

B. Subject to the terms and conditions of this Agreement, including Section A above, Hemispherx agrees to exclusively supply Product to GP for the Field in the Territory.

C. Forecasts, Orders, Payment, and Delivery.

1.	Within 30 days after being notified by Hemispherx that each Product is available for shipping to GP, GP will provide Hemispherx a rolling 6-month forecast of its estimated purchases of Products (Ampligen and/or Alferon Units), the first 3 months of which will be firm and the second three (3) months of which cannot vary by more than [***]% when become the first three (3) months. This forecast will be updated at 3-month intervals thereafter.

2.	GP Pharm agrees to issue a Standby Letter of Credit at a major bank approved by Hemispherx with offices in the USA such as Wells Fargo, Bank of America, Chase, HSBC, etc. in an amount the same as the Transfer Price for each unit of Product noted on the Purchase Order that is consistent with the projected forecast.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

3.	In accordance with this forecast, GP agrees to order Product(s) from Hemispherx under this Agreement by submitting to Hemispherx written purchase orders specifying the quantity, packaging, delivery dates, and delivery location.

4.	The price that GP will pay for Products under this Agreement is the Transfer Price. Shipping, taxes, duties, and other expense to be paid by GP.

5.	GP agrees to pay Hemispherx the transfer Price in US Dollars for each unit of Product noted on the Purchase Order that is consistent with the projected forecast. GP agrees to pay within 30 days after the product was shipped.

All payments hereunder will be made by GP in United States Dollars by wire transfer of immediately available funds to an account designated by Hemispherx or by delivery of an irrevocable cashier’s check to Hemispherx. The following is wire transfer information:

Bank Name:

Bank Address:

ABA#:

Account Name:

Account #:

6.	Hemispherx shall manufacture Products as described in the purchase order from GP and Hemispherx shall make all shipments to the location specified on GP’s purchase order as follows:

a.	Delivery of Products is FOB Hemispherx’s location and shall be complete upon shipment by Hemispherx. The risk of loss or damage in transit shall be upon GP.

b.	Delivery of the Products is FOB New Brunswick, NJ. USA location. Hemispherx shall pack, mark and ship the Products in accordance with GP’s temperature thermometer specifications. Hemispherx shall package Products so as to prevent damage or deterioration and shall comply with all applicable temperature and packaging laws. The risk of loss or damage in transit shall be upon GP. Freight On Board (FOB) means that Hemispherx pays for transportation of the goods to GP’s freight forwarder in Philadelphia. GP then pays freight, insurance, unloading costs, and transportation from Philadelphia to the GP’s destination. All risks are passed from Hemispherx to GP when the products pass in Philadelphia.

7.	Unless otherwise stipulated, Products shall be packaged, marked, crated, and otherwise prepared in accordance with Hemispherx’s current packaging and crating practices, and good commercial practices.

8.	Products shipped in excess of GP’s order may be returned at Hemispherx’s expense.

9.	GP will prominently display on all Ampligen it sells the Ampligen trademark, which shall remain the sole property of Hemispherx and be so noted and on a visible surface thereof and/or on tags, labels, manuals, and other materials with which Ampligen is sold, the fact that the Ampligen is manufactured and supplied to GP by Hemispherx for sale in Argentina shall be clearly displayed.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

C. If, for any reason, at any time, Hemispherx shall be unable, or should reasonably anticipate being unable to deliver any part or all of the ordered Product in accordance with the terms hereof or the accompanying purchase order, Hemispherx shall notify GP of such inability at the earliest possible time whereupon Hemispherx and GP will devise a plan to manage the situation.

D. Hemispherx warrants that the Products (i) shall conform to the specifications set out in the GP purchase order for Product(s) and (ii) shall meet all, if any, reasonably applicable Argentinean regulatory requirements. GP’s acceptance of the Product shall relieve Hemispherx from the obligations arising from this warranty.

E. GP shall have the right to return and demand replacement of any Product which violates this warranty.

F. Hemispherx and/or GP shall have the right to cancel, without further obligation to the other party, one or more orders for Product if Hemispherx’s or GP’s business is interrupted because of an event of force majeure beyond the control of Hemispherx or GP.

G. Hemispherx shall permit GP or its agent, at GPs’ expense, to conduct periodic audits of Hemispherx’s Quality System and Manufacturing records relating to Hemispherx’s performance under this Agreement. The audits shall be conducted upon reasonable advance notice during regular business hours at Hemispherx’s principal office and in such a manner as not to unduly interfere with Hemispherx’s operations.

H. GP will provide Hemispherx with copies of product specification sheets, product inserts, user manuals, user bulletins, and user product updates and any other customer materials such as brochures, educational materials, web pages or other electronic information relating to GP’s efforts to sell, market and distribute Products under this Agreement at least 10 (ten) days prior to the public release or use of such information.

V.	TERM/TERMINATION

A. The term of this Agreement shall be for a period of 5 years from the Effective Date of this Agreement.

B. If GP achieves the Sales Performance Milestone in any country covered by the Agreement, the Agreement would be automatically extended for another 5 years in each country in which the Sales Performance Milestone was achieved.

C. Termination for breach which will include failure to perform, insolvency or the filing for protection under either parties bankruptcy laws five (5) years from the date hereof and shall be extendable upon the agreement of both parties.

D. Upon the occurrence of a breach or default as to any obligation hereunder by either party and the failure of the breaching party to cure (within thirty (30) days after receiving written notice thereof from the non-breaching party) such breach or default, this Agreement may be terminated by the non-breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

E. Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the “insolvent party”), this Agreement may be terminated by the other party by giving written notice of termination to the insolvent party, such termination immediately effective upon the giving of such notice of termination.

F. In the event this Agreement is terminated by either party for any reason whatsoever, Hemispherx agrees to reasonable efforts to make Product(s) available to GP for a period of six (6) months after the termination date at the same Transfer Price.

G. In the event of termination of this Agreement, GP will have the right to complete all contracts for the sale or disposition of Product(s) under which GP is obligated on the date of termination, provided GP pays the associated Transfer Price and provided all such sales or dispositions are completed within three (3) months after the date of termination.

VII.	ASSIGNMENT

Neither this Agreement nor any rights or obligations or licenses hereunder may be assigned, pledged, transferred or encumbered by either party without the express prior written approval of the other party, except that either Hemispherx or GP may assign this Agreement to any successor by merger or sale of substantially all of its business or assets to which this Agreement pertains, without any such consent. Any assignment in violation hereof is void.

VIII.	AUTHORITY

GP and Hemispherx each warrant and represent that it has the full right and power to make the promises set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

IX.	EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION IX, HEMISPHERX MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, REGARDING THE DEVELOPMENT, VIABILITY, COMMERCIAL OR OTHER USEFULNESS OR SUCCESS OF PRODUCT(S) AND THAT NO WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, SOLD OR OTHERWISE PRACTICED OR ANY SERVICE PROVIDED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ANY THIRD PARTY AND MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, ENFORCEABILITY OR SCOPE OF ANY HEMISPHERX INTELLECTUAL PROPERTY.

X.	INDEMNIFICATION

GP and Hemispherx (each an “Indemnifying Party”) shall indemnify, defend and hold harmless and the other Party’s subsidiaries or affiliates, their agents, directors, officers, employees and assigns (the “Indemnified Parties”) from and against all losses, liabilities, damages, demands and expenses (including reasonable attorneys’ fees and expenses) arising out of, as a result of, or in connection with (i) the negligent actions of the Indemnifying Party, its employees or any third party acting on behalf of or under authority of the Indemnifying Party in the performance of this Agreement and/or (ii) the violation of any representation or warranty of Indemnifying Party in this Agreement. Each Party’s obligations under this provision shall be subject to the other Party providing reasonable notice of any such claim. Each Party shall defend with competent counsel and pay all costs of defense, including attorneys’ fees, and any and all damages and court costs awarded in respect to such claim, action or proceeding regarding the claim of infringement. The Indemnified Parties agree to permit the Indemnifying Party to defend, compromise, or settle any such claim, action or proceeding and further agree to provide all available information, and reasonable assistance to enable the other Indemnifying Party to do so. However, neither party will be liable under this indemnity for any losses, liabilities, damages, demands or expenses arising out of the gross negligence or willful misconduct of the other party or any of its affiliates, agents, directors, officers, employees or assigns. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE LICENSE GRANTED PURSUANT TO THIS AGREEMENT OR THE USE OR COMMERCIAL DEVELOPMENT OF PRODUCT(S).

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

XI.	CONFIDENTIALITY

A. GP and Hemispherx agree to keep secret and confidential all confidential, proprietary or non-public information (“Confidential Information”) of the other party. This provision shall survive termination or expiration of this Agreement.

B. Such Confidential Information will be kept confidential until 5 years after the expiration of termination of this Agreement. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation was (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

C. The confidentiality obligations contained in this section XI shall not apply to the extent that the receiving party (the “Recipient”) is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

XII.	PROSECUTION, INFRINGEMENT AND DEFENSE OF HEMISPHERX INTELLECTUAL PROPERTY

A. Hemispherx will be responsible for and shall control, at its expense, the preparation, filing, prosecution and maintenance of Hemispherx Intellectual Property.

B. GP will cooperate in all reasonable ways to establish and protect Hemispherx Intellectual Property in the Territory.

C. Hemispherx, at its expense, will have the right to determine the appropriate course of action to enforce its Hemispherx Intellectual Property against infringement or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce its Hemispherx Intellectual Property, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to its Intellectual Property.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

D. Each party shall promptly notify the other party in writing if any claim, action, demand or other proceeding (a “Claim”) is brought against or is threatened to be brought against such party alleging that the sale of Product(s) violates another party’s intellectual property.

E. GP will promptly notify Hemispherx of any Third Party GP knows or believes may be infringing Hemispherx Intellectual Property and will, to the greatest extent reasonably possible, provide to Hemispherx any information GP has in support of such belief. Hemispherx will have the right, but not the obligation, to use such information in an infringement action against such Third Party. GP agrees to cooperate with Hemispherx in any action for infringement of Hemispherx, and Hemispherx will reimburse GP for all reasonable costs incurred by it in providing cooperation requested by Hemispherx.

F. Hemispherx is the sole legal and registered owner of “Ampligen®” “Naturaferon” and “Alferon®”.

G. Hemispherx hereby grants to GP Pharm and GP Pharm hereby accepts the right, privilege and nonexclusive license to use the “Ampligen®”, “Naturaferon” and “Alferon®” or trade names similar thereto for said products solely in connection with the terms of the Sales, Marketing, Distribution and Supply Agreement of said products in Argentina and other Latin America countries during the term of the agreement should the agreement expire or terminate, the right to use the trademark shall also terminate. GP Pharm shall use the Product Names or any trade name similar thereto at all times for the sole purpose of marketing said products and for no other purpose.

H. The terms of the intellectual property license hereby granted shall be effective upon the date of execution of this Sales, Marketing, Distribution and Supply Agreement and during the term of this Agreement, unless sooner terminated in accordance with the provisions of the Sales, Marketing, Distribution and Supply Agreement between the parties.

I. Good Will. GP Pharm recognizes that there exists great value and good will associated with the Trademark and Intellectual Property use of the Products “Ampligen®” and “Alferon®,” or trade name similar thereto and/or any trade name adopted for the use of “Ampligen®” and/or “Alferon®” in Latin America.

J. GP Pharm acknowledges that the Products, their Names, and/or any variations of their Names and all rights therein and good will pertaining thereto belong exclusively to Hemispherx Including, any trade name developed for purposes of marketing “Ampligen®”, “Naturaferon” and/or “Alferon®”, in Argentina and other Latin America countries, such as the pending proposed names for “Ampligen®” such as, but not limited to “Inmunobalance” and/or “Ampligen-Inmunobalance”, “Inmunoda” and/or “Ampligen-Inmunoda” and/or “Inmunida” “Ampligen-Inmumida” and/or “Alferon”, “Alferon N”, and/or “Alpha Interferon N”.

K. GP Pharm agrees that it will not during the term of Sales, Marketing, Distribution and Supply Agreement, or thereafter, attack the title or any rights of Hemispherx in and to the Products “Ampligen®”, “Naturaferon” and “Alferon®”, or any of the trade names listed above and/or similar thereto, their Use or Names and/or attack the validity of the license granted herein by solely owned by Hemispherx.

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

L. GP Pharm agrees to assist Hemispherx to the extent necessary in the procurement of any protection or to protect any of Hemispherx’s right to the Name, and Hemispherx, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of GP Pharm or join GP Pharm as a party thereto. GP Pharm shall notify Hemispherx in writing of any infringements or imitations by others of the Product Names which may come to GP Pharm’s attention, and Hemispherx shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. GP Pharm shall not institute any suit or take any action on account of any such infringements or imitation without first obtaining the written consent of the Hemispherx so to do.

M. GP Pharm agrees to cooperate fully and in good faith with Hemispherx for the purpose of securing and preserving Hemispherx’s rights.

N. It is agreed that nothing contained in this Sales, Marketing, Distribution and Supply Agreement shall be construed as an assignment or grant to the GP Pharm of any rights, title or interest in or to the “Ampligen® “ and “Alferon®” Products and/or Registered Names, or any of the trade listed above and/or similar thereto.

O. It is further understood that all rights relating thereto are reserved by Hemispherx, except for the license hereunder to GP Pharm of the right to use and utilize the noted Products Names only as specifically and expressly provided in the Sales, Marketing, Distribution and Supply Agreement.

P. In the event of termination of this License for any reason, GP Pharm shall immediately cease all use of the “Ampligen®”, “Naturaferon” and “Alferon®,” and/or any of the trade names listed above. GP shall not thereafter use any names, mark or trade name similar thereto belonging to Hemispherx. Termination of the license under the provisions of this Sales, Marketing, Distribution and Supply Agreement shall be without prejudice to any rights which Hemispherx may otherwise have against GP Pharm.

Q. Compliance with Laws and Regulations. GP Pharm shall, and shall cause its shareholders, officers, directors, and managing personnel to, comply with all laws, rules and government regulations pertaining to its business and shall not violate any laws which would create an adverse effect on the Names and/or Trade names in the U.S., Argentina and/or any other Latin America country.

R. Relationship of Parties. GP Pharm shall not in any manner or respect be the legal representative or agent of Hemispherx and shall not enter into or create any contracts, Agreements, or obligations on the part of Hemispherx, either expressed or implied, nor bind Hemispherx in any manner or respect whatsoever regarding its intellectual property; it being understood that this Sales, Marketing, Distribution and Supply Agreement is only a contract for the license use of the product names in connection with the terms Sales, Marketing, Distribution and Supply Agreement.

S. Name Ownership. GP Pharm agrees that the products names “Ampligen®”, “Naturaferon” and “Alferon®”, the trade names used for said products are the sole property of Hemispherx and that GP Pharm has no interest whatsoever in such Products and/or Products Names, and GP Pharm shall use the Names or trade name similar thereto only for so long as the license granted hereby remains in full force and effect.

T. GP Pharm shall not take any actions, or aid or assist any other party to take any actions that would infringe upon, harm or contest the proprietary rights of Hemispherx in and to the “Ampligen®”, “Naturaferon” and “Alferon®,” or said alternate trade names.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

XIII.	MISCELLANEOUS

A. Notices. Notices sent pursuant to this Agreement are valid if in writing and addressed to the parties at the respective addresses given below or at such other addresses as either party shall notify the other in writing and sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or if not on a business day, the next succeeding business day).

If to Hemispherx:

Thomas Equels President and CEO

One Penn Center

1617 JFK Boulevard, Suite 500

Philadelphia, PA 19103

United States of America

If to GP Pharm:

Jorge Braver, Director GP Pharm

Panama 2121, Martinez

Buenos Aires, Argentina. 1640

B. This Agreement and the transactions contemplated herein shall be governed by, and construed in accordance with, the laws of the State of Delaware and disputes, if not resolved by the parties, will be settled by binding arbitration in and under the rules of arbitration in Switzerland.

C. This Agreement constitutes the entire understanding of the parties with respect to the purchase and sale of Product(s) in the Territory and in the Fields and supersedes all prior discussions, agreements, and understandings between Hemispherx and GP.

D. Each party an independent contractor to the other and the relationship between the parties shall not be construed to be that of an employer and employee, or to constitute a partnership, joint venture, or agency of any kind.

E. This Agreement may only be amended in a writing signed by both parties hereto.

F. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court.

G. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

H. Prior to their release, the parties must agree on press releases.

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Counterparts; Integration; Effectiveness; Electronic Execution

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts}, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

This Agreement shall become effective when it shall have been executed by all parties and upon receipt of all counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by e-mail and/or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature,” and words of like shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other similar State laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

GP Pharm	Hemispherx Biopharma, Inc.
/s/ Jorge Braver	/s/Thomas K Equels
Jorge Braver	Thomas K. Equels
Director	President and CEO
Date: May 24, 2016	Date: May 24, 2016